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                                                                         (a)(3)

                           ARTICLES SUPPLEMENTARY OF
                          HARDING, LOEVNER FUNDS, INC.

         HARDING, LOEVNER FUNDS, INC., (the "Corporation")a corporation organized and existing under the laws of the State of Maryland, and registered as an open-end investment company under the Investment Company Act of 1940, as amended, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to its authority under Sections 2-105 and 2-208 of the Maryland General Corporation Law and Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting duly convened and held on March 14, 2008, approved the reclassification of 50,000,000 shares of a class of the Corporation's Common Stock designated Institutional Sub-Class of International Equity Portfolio, 50,000,000 shares of a class of the Corporation's Common Stock designated Investor Sub-Class of International Equity Portfolio, 50,000,000 shares of a class of the Corporation's Common Stock designated Institutional Sub-Class of Global Equity Portfolio, 50,000,000 shares of a class of the Corporation's Common Stock designated Investor Sub-Class of Global Equity Portfolio, 50,000,000 shares of a class of the Corporation's Common Stock designated Institutional Sub-Class of International Small Companies Portfolio, 50,000,000 shares of a class of the Corporation's Common Stock designated Investor Sub-Class of International Small Companies Portfolio, 50,000,000 shares of a class of the Corporation's Common Stock designated Institutional Sub-Class of Emerging Markets Portfolio and 50,000,000 shares of a class of the Corporation's Common Stock designated Institutional Sub-Class of Institutional Emerging Markets Portfolio into a new class designated Frontier Emerging Markets Portfolio, consisting of two sub-classes with 200,000,000 of such shares designated Institutional Sub-Class and 200,000,000 of such shares designated Investor Sub-Class.

         SECOND: Immediately prior to the filing of these Articles Supplementary of the total two billion five hundred million (2,500,000,000) shares of Common Stock, par value $0.001 per share having an aggregate par value of two million five hundred thousand dollars ($2,500,000) which this Corporation is authorized to issue, the classes and number of shares of each class of Common Stock were as follows:

Name of Class
                                                 Institutional      Investor
                                                 Sub-Class          Sub-Class
                                                 -------------      -----------
International Equity Portfolio                   250,000,000        250,000,000
Global Equity Portfolio                          250,000,000        250,000,000
International Small Companies Portfolio          250,000,000        250,000,000
Emerging Markets Portfolio                       500,000,000        N.A.
Institutional Emerging Markets Portfolio         500,000,000        N.A.

         THIRD: Immediately subsequent to the filing of these Articles Supplementary, of the total two billion five hundred million (2,500,000,000) shares of Common Stock, par value $0.001 per share having an aggregate par value of two million five hundred thousand dollars ($2,500,000) which this Corporation is authorized to issue, the classes, sub-classes and number of shares in each class and sub-class of each such class and sub-class is as follows:

Name of Class
                                                 Institutional      Investor
                                                 Sub-Class          Sub-Class
                                                 -------------      -----------
International Equity Portfolio                   200,000,000        200,000,000
Global Equity Portfolio                          200,000,000        200,000,000
Emerging Markets Portfolio                       450,000,000        N.A.
International Small Companies Portfolio          200,000,000        200,000,000
Institutional Emerging Markets Portfolio         450,000,000        N.A.
Frontier Emerging Markets Portfolio              200,000,000        200,000,000

         FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the classes and sub-classes of Common Shares described in Article FOURTH hereof, including shares classified or reclassified pursuant to these Articles Supplementary, shall be as set forth in the Corporation's charter and shall be subject to all provisions of the charter relating to shares of the Corporation generally, including those set forth in Article FIFTH of such charter.

         IN WITNESS WHEREOF, Harding, Loevner Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officer who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


Date: May 21, 2008                               HARDING, LOEVNER FUNDS, INC.

                                                 By: /s/ David R. Loevner
                                                 ------------------------------
                                                 David R. Loevner, President

Attest:


/s/ Tracie A. Coop
-----------------------------------
Tracie A. Coop, Assistant Secretary